Exhibit 4.19

EXECUTION VERSION

INTERCREDITOR AND SUBORDINATION AGREEMENT

(Subordinated Secured Guaranty of PMGI Notes from Interactive Network)

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”), is dated as of December 6, 2007, and entered into by and among:

INTERACTIVE NETWORK INC., a Nevada corporation (the “Issuer”),

EACH SUBSIDIARY OF ISSUER THAT EXECUTES THIS AGREEMENT OR A JOINDER HERETO (each an “Issuer Subsidiary”),

THOSE HOLDERS OF 15.0% SENIOR SECURED NOTES DUE 2010 ISSUED PURSUANT TO THE 2005 NOTE AGREEMENT (defined below) (the “2005 Holders”) THAT ARE PARTY HERETO,

THOSE HOLDERS OF 15.0% SENIOR SECURED NOTES DUE 2010 ISSUED PURSUANT TO THE 2006 NOTE AGREEMENT (defined below) (the “2006 Holders”) THAT ARE PARTY HERETO,

THOSE HOLDERS OF SENIOR SECURED NOTES DUE 2010 ISSUED PURSUANT TO THE SENIOR INTERACTIVE NOTE AGREEMENT (defined below) (the “Initial Senior Interactive Holders”) THAT ARE PARTY HERETO,

THOSE HOLDERS OF SUBORDINATED SECURED NOTES DUE 2011 ISSUED PURSUANT TO THE SECOND INTERACTIVE NOTE AGREEMENT (defined below) (the “Initial Second Interactive Holders”) THAT ARE PARTY HERETO,

U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as administrative and collateral agent for and on behalf of all of the 2005 Holders pursuant to the 2005 Note Agreement (in such capacity, the “2005 Agent”),

U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as administrative and collateral agent for and on behalf of all of the 2006 Holders pursuant to the 2006 Note Agreement (in such capacity, the “2006 Agent”),

U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as administrative and collateral agent for and on behalf of all of the Senior Interactive Holders pursuant to the Senior Interactive Note Agreement (in such capacity, the “Senior Interactive Agent”), and

U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as administrative and collateral agent for and on behalf of all of the Second Interactive Holders pursuant to the Second Interactive Note Agreement (in such capacity, the “Second Interactive Agent”).

RECITALS

A.

This Agreement is being entered into in connection with:

(i) the guaranty set forth in the Securities Purchase Agreement (15.0% Senior Secured Notes Due 2010) dated as of August 17, 2005, among Penthouse Media Group, Inc., a Nevada corporation (“PMGI”), the “Guarantors” defined in and party thereto, the 2005 Holders as “Holders” defined in and party thereto, and the 2005 Agent, as “Administrative Agent” and “Collateral Agent” defined therein and party thereto (as amended by the First Amendment and Limited Waiver dated as of August 23, 2007 entered into by and among the Issuer, the Issuer Subsidiaries, the 2005 Holders and the 2005 Agent, and as further amended concurrently with the execution of this Agreement, the “2005 Note Agreement”);

(ii) the guaranty set forth in the Securities Purchase Agreement (15.0% Senior Secured Notes Due 2010) (as amended concurrently with the execution of this Agreement, “2006 Note Agreement”) dated as of August 28, 2006, among PMGI, the “Guarantors” defined in and party thereto, the 2006 Holders as “Holders” defined in and party thereto, and the 2006 Agent, as “Administrative Agent” and “Collateral Agent” defined therein and party thereto;

(iii) the Securities Purchase Agreement ($257,337,629 Senior Secured Notes due 2011) (“Senior Interactive Note Agreement”) of even date herewith among Interactive Network, Inc., a Nevada Corporation (“Interactive”) as the “Issuer” thereunder, the subsidiaries of Interactive as the “Guarantors” thereunder, the Interactive Holders as “Holders” defined in and party thereto, the Grantors hereunder as the “Subordinated Guarantors” thereunder, and Senior Interactive Agent as “Administrative Agent” and “Collateral Agent” thereunder; and

(iv) the Sellers’ Securities Agreement ($80,000,000 Senior Secured Notes due 2011) (“Second Interactive Note Agreement”) of even date herewith among Interactive, as the “Issuer” thereunder, the subsidiaries of Interactive as the “Senior Subordinated Guarantors” thereunder, , the Initial Second Interactive Holders as “Holders” defined in and party thereto, the Grantors hereunder as the “Junior Subordinated Guarantors” thereunder, and Second Interactive Agent as “Administrative Agent” and “Collateral Agent” thereunder.

B.

The Senior Interactive Note Agreement and the Second Interactive Note Agreement are hereinafter collectively referred to as the “Senior Lien Note Agreements.”  The Senior Interactive Agent and the Second Interactive Agent are hereinafter collectively and individually as the context may require referred to as the “Senior Lien Collateral Agent.”

C.

The Initial Senior Interactive Holders, and at any relevant time, the holders at such time of the notes issued pursuant to the Senior Interactive Note Agreement, and the Senior Interactive Agent, in its capacity as Administrative Agent and Collateral Agent under the Senior Interactive Note Agreement, and their successors and assigns, and the Initial Second Interactive Holders, and at any relevant time, the holders at such time of the notes issued pursuant to the Second Interactive Note Agreement, and the Second Interactive Agent, in its capacity as Administrative Agent and Collateral Agent under the Second Interactive Note Agreement, and their successors and assigns, are collectively referred to as the “Senior Lien Claimholders” and each without differentiation as a “Senior Lien Claimholder.”

D.

The 2005 Note Agreement and the 2006 Note Agreement are hereinafter collectively referred to as the “Second Lien Note Agreements.”  The 2005 Agent and the 2006 Agent are hereinafter collectively and individually as the context may require referred to as the “Second Lien Collateral Agent.”

E.

The 2005 Holders, and at any relevant time, the holders at such time of the notes issued pursuant to the 2005 Note Agreement, and the 2005 Agent, in its capacity as Administrative Agent and Collateral Agent under the 2005 Note Agreement, and their successors and assigns, and the 2006 Holders, and at any relevant time, the holders at such time of the notes issued pursuant to the 2006 Note Agreement, and the 2006 Agent, in its capacity as Administrative Agent and Collateral Agent under the 2006 Note Agreement, and their successors and assigns, are collectively referred to as the “Second Lien Claimholders” and each without differentiation as a “Second Lien Claimholder.”

F.

The Obligations defined in each of the Senior Lien Note Agreements, respectively, (collectively and in the aggregate, the “Senior Lien Obligations”), are secured by the liens and security interests granted under the Security Documents defined in each of the Senior Lien Note Agreements, respectively (collectively herein without differentiation, the “Senior Lien Security Agreements”).

G.

The Obligations (as defined in the 2005 Note Agreement and the 2006 Note Agreement, respectively) of Interactive and the Guarantors, Subordinated Guarantors and Junior Subordinated Guarantors (as defined in the Senior Interactive Note Agreement and the Second Interactive Note Agreement, respectively) as guarantors (herein collectively  the “Second Lien Obligations”) are secured by (i) the “Security Documents” executed by the Grantors and defined in the Senior Interactive Note Agreement and (ii) the “Sellers’ Security Documents” executed by the Grantors and defined in the Second Interactive Note Agreement, respectively (such “Security Documents” and “Sellers’ Security Documents” herein collectively referred to as the “Second Lien Security Agreements”).

H.

The Grantors are party to the Second Lien Note Agreements and the Second Lien Collateral Documents for the purpose of providing their secured guaranty of the Second Lien Obligations pursuant to Article XI of each such note agreement (the guaranties set forth in each such Article XI of the each of the Second Lien Note Agreements being, collectively and individually without differentiation, the “Grantor Guaranty”), pursuant to which the Grantors have guarantied the full payment and performance of the Second Lien Obligations.  The payment obligations of the Grantors under each Grantor Guaranty, and the liens granted by the Grantors to the Second Lien Collateral Agent in the Senior Lien Primary Assets under the Second Lien Collateral Documents securing the payment obligations of the Grantors as Guarantors, are to be subordinated to the prior payment in full and in cash of the Senior Lien Obligations.

I.

For avoidance of doubt, this Agreement is not intended to, nor shall it be construed to, in any way effect the priority or seniority of the Senior Lien Obligations as between Interactive and its direct and indirect subsidiaries, on the one hand, and the Senior Lien Claimholders, on the other hand.

J.

The payment obligations of the Grantors as “Guarantors” under the Grantor Guaranties, and the enforcement of the liens insofar as they pertain to Senior Lien Primary Asserts granted to the Second Lien Collateral Agents under the Second Lien Collateral Documents securing the Second Lien Obligations and the payment obligations of the Grantors as under the Grantor Guaranties are to be subordinated pursuant to this Agreement to the prior payment in full and in cash of the Senior Lien Obligations.  For avoidance of doubt, this Agreement is not intended to, nor shall it be construed to, in any manner impair, restrict or subordinate the rights of the Second Lien Claimholders under the Second Lien Credit Documents as against PMGI and the Guarantors under the Second Lien Note Agreements that are party thereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.

Definitions.

1.1

Defined Terms.  Capitalized terms used but not defined herein shall have the meanings given them in the Senior Interactive Note Agreement.  All terms defined in the Recitals are used as so defined.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Intercreditor and Subordination Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law providing for the relief of debtors.

“Collateral” means all of the Senior Lien Collateral and Second Lien Collateral.

"Control Collateral" means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Accounts (each as defined in the Uniform Commercial Code), cash and any other Collateral as to which a first priority Lien shall or may be perfected through possession or control by the secured party or any agent therefor.

"Controlled Account" means those certain Deposit Accounts or Security Accounts (each as defined in the Uniform Commercial Code) of any Grantor subject to Liens under the terms of the Senior Lien Collateral Documents and the Second Lien Collateral Documents.

“DIP Financing” has the meaning assigned to that term in Section 6.2 hereof.

“Discharge of Senior Lien Obligations” means the Senior Lien Obligations being Paid in Full.

“Disposition” has the meaning set forth in Section 5.1(a)(ii).

“Family Group” with respect to any holders of Second Interactive Notes, means the spouse, siblings and descendants (whether or not adopted) of any such holder of Second Interactive Notes or if such holder of Second Interactive Notes is a limited liability company, a member of such holder of Second Interactive Notes and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such holder of Second Interactive Notes and/or such holder of Second Interactive Notes’ spouse, siblings and/or descendants.

“Grantors” means collectively the Issuer and each Guarantor that executes and delivers, or may from time to time hereafter execute and deliver, either of the Second Lien Note Agreements and/or any Second Lien Collateral Document.

“Grantor Guaranty” has the meaning assigned to that term in the Recitals hereto.

“Guarantor” means PMGI  and each subsidiary or affiliate of Issuer (for avoidance of doubt, other than Interactive or any direct or indirect subsidiary of Interactive) that executes the Grantor Guaranties or a joinder thereto as a “Guarantor” or “Subordinated Guarantor” thereunder.

“Insolvency Proceeding” means as to any Obligor (i) any proceeding, voluntary case or involuntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Obligor or for any substantial part of its property or (ii) shall make a general assignment for the benefit of creditors.

“Issuer” has the meaning assigned to that term in the Preamble hereto.

“New Senior Lien Collateral Agent” has the meaning assigned to that term in Section 5.6 hereof.

“Paid in Full” and “Payment in Full” each mean the occurrence of both of (i) the indefeasible payment in full in cash and performance of all Senior Lien Obligations and (ii) termination of the Senior Lien Obligations under the Senior Lien Note Documents in connection with such payment in full.  For avoidance of doubt, any termination of rights and remedies of Senior Lien Claimholders that is provided for in this Agreement upon Payment in Full shall be subject to the continuing effectiveness of Section 8.18 of this Agreement.

“Recovery” has the meaning set forth in Section 8.18 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Interactive Notes” means the issued pursuant to the Second Interactive Note Agreement.

“Second Lien Collateral” means all Senior Lien Assets, whether real, personal or mixed, with respect to which a Lien is granted pursuant to any Second Lien Collateral Document as security for or otherwise secures any Second Lien Obligations.

“Second Lien Collateral Documents” means the Second Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Documents” means the Second Lien Note Agreements, the Grantor Guaranties, the Second Lien Collateral Documents and the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, as the same may be modified from time to time pursuant hereto.

“Second Lien Note Documents” means, collectively, the Second Lien Note Agreements (including the Grantor Guaranties), the Second Lien Notes, the Second Lien Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be modified or Refinanced from time to time.

“Second Lien Notes” means, collectively, the notes issued pursuant to the 2005 Note Agreement and the 2006 Note Agreement.

“Senior Interactive Notes” means the notes issued pursuant to the Senior Interactive Note Agreement.

“Senior Lien Collateral” means all Senior Lien Primary Assets, whether real, personal or mixed, with respect to which a Lien is granted pursuant to a Senior Lien Collateral Document as security for, or otherwise secures, any Senior Lien Obligations.

“Senior Lien Collateral Documents” means, collectively, the Senior Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Senior Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Senior Lien Notes” means, collectively, the Senior Interactive Notes and the Second Interactive Notes.

“Senior Lien Note Documents” means, collectively, the Senior Lien Note Agreements, the Senior Lien Notes, the Senior Lien Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Senior Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Senior Lien Obligations, including any intercreditor or joinder agreement among holders of Senior Lien Obligations, to the extent such are effective at the relevant time, as each may be modified or Refinanced from time to time.

“Senior Lien Primary Assets” means the Issuer and its Subsidiaries and all of their assets.  A payment shall only be deemed to be made from the Senior Lien Primary Assets if it constitutes solely proceeds of the sale, disposition or enforcement of rights against any Senior Lien Primary Assets (including demand under any guaranty of any entity included in the Senior Lien Primary Assets).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Various Acquisition Agreement” means the Stock Purchase Agreement, dated as of September 21, 2007, by and among Various, Inc., the Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee, the Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead Trustees, Andrew B. Conru, Lars Mapstead and Penthouse Media Group Inc., as amended as of the date hereof.

1.2

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3

Relationship Among Claimholders in each Tranche.  The terms and provisions of this Agreement shall not govern the relationship of the Senior Lien Claimholders or the Second Lien Claimholders, as among themselves, which relationship shall be governed by the provisions of the Senior Lien Note Documents or the Second Lien Note Documents, respectively.

1.4

Agents’ Agreement Binding on All Holders of Respective Notes.  The 2005 Holders party hereto hereby represent and warrant, that this Agreement has been approved and executed  by the “Required Holders” as defined in the 2005 Note Agreement and that such “Required Holders” further authorized the 2005 Agent to enter into and deliver this Agreement.  The 2006 Holders party hereto hereby represent and warrant, that this Agreement has been approved and executed  by the “Required Holders” as defined in the 2006 Note Agreement and that such “Required Holders” further authorized the 2006 Agent to enter into and deliver this Agreement.  The Initial Senior Interactive Holders party hereto hereby represent and warrant, that this Agreement has been approved and executed  by the “Required Holders” as defined in the Senior Interactive Note Agreement and that such “Required Holders” further authorized the Senior Interactive Agent to enter into and deliver this Agreement on behalf of and with the power to legally bind all persons who currently are and who in the future become Holders of Senior Interactive Notes to the terms of this Agreement, including the consents set forth in Section 1.5.  The Initial Second Interactive Holders party hereto hereby represent and warrant, that this Agreement has been approved and executed  by the “Required Holders” as defined in the Second Interactive Note Agreement and that such “Required Holders” further authorized the Second Interactive Agent to enter into and deliver this Agreement on behalf of and with the power to legally bind all persons who currently are and who in the future become Holders of Second Interactive Notes to the terms of this Agreement, including the consents set forth in Section 1.5.

1.5

Consent to Transactions.  The Second Lien Claimholders, acting by and through their duly authorized Second Lien Agents, do hereby acknowledge that they have waived the restrictive provisions of the Second Lien Note Agreements to the extent necessary to permit (i) the creation, collateralization and performance of the Senior Lien Obligations as senior secured first lien obligations of Issuer and its subsidiaries, (ii) the Grantors’ entry into the Senior Lien Note Documents and (iii) the Grantors’ grant of security interests in favor of the Senior Lien Claimholders pursuant to the Senior Lien Collateral Documents.

1.6

No Limitations Except as to Senior Lien Primary Assets.  Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein shall be construed to limit, restrict, abridge, diminish or in any way impair any right, remedy, benefit or privilege available to the Second Lien Claimholders under the Second Lien Credit Documents, applicable law or otherwise, except with respect to the Senior Lien Primary Assets.

Section 2.

Lien Priorities.

2.1

Relative Priorities.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on any of the Collateral, or of any Liens securing the Senior Lien Obligations granted on any of the Collateral and notwithstanding any provision of the UCC or any other applicable law or the provisions of the Second Lien Credit Documents or any other circumstance whatsoever (including, without limitation, the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in, or omission with respect to, any of the foregoing, or the fact that any such Liens securing Senior Lien Obligations are at any time (x) subordinated to any Lien securing any obligation of any Person or to any Indebtedness in favor of any Person or (y) otherwise subordinated (whether consensually, by court order or otherwise), voided, avoided, invalidated or lapsed), the Second Lien Claimholders hereby agree that:  (a) any Lien on the Collateral or any part thereof securing any Senior Lien Obligations now or hereafter held by or on behalf of the Senior Lien Collateral Agent or any Senior Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral or any part thereof securing any Second Lien Obligations; and (b) any Lien on the Collateral or any part thereof now or hereafter held by or on behalf of  any Second Lien Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Lien Obligations.  All Liens on the Collateral securing any Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in, or omission with respect to, any of the foregoing, or the fact that any such Liens in favor of any Senior Lien Collateral Agent are (x) subordinated to any Lien securing any obligation of any Person or to any Indebtedness in favor of any Person or (y) otherwise subordinated (whether consensually, by court order or otherwise), voided, avoided, invalidated or lapsed.

2.2

Prohibition on Contesting Liens.  Each Second Lien Claimholder, and the Senior Lien Collateral Agent, for itself and on behalf of each Senior Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the Senior Lien Claimholders in the Senior Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Lien Collateral Agent or any Senior Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the Senior Lien Obligations as provided in Sections 2.1 and 3.1, and release of the Liens encumbering Second Lien Collateral as provided in Section 5.

2.3

No New Liens.  So long as the Discharge of Senior Lien Obligations has not occurred, the parties hereto agree that the Issuer shall not, and shall not permit any Issuer Subsidiary to, grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted a Lien on such asset or property to secure the Senior Lien Obligations.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Lien Collateral Agent and/or the Senior Lien Claimholders, the Second Lien Claimholders agree that any amounts, property, priorities or other benefits received by, distributed to or otherwise inuring to the benefit of, any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.3.

2.4

Senior Lien on Equity of Interactive.  Notwithstanding anything to the contrary set forth herein, the Second Lien Claimholders each acknowledge and agree that the Lien of the Senior Lien Claimholders pursuant to the Senior Lien Collateral Documents on the equity issued by Interactive may be enforced by the Senior Lien Collateral Agents for the benefit of the Senior Lien Claimholders pursuant to the terms of the Senior Lien Credit Agreements.

2.5

Limitation on Scope of Provision.  For avoidance of doubt, nothing set forth in this Section is intended to subordinate , affect, impair or otherwise restrict in any manner the Lien in favor of Second Lien Claimholders on property of the Subordinated Guarantors or the enforcement thereof against such property.

Section 3.

Enforcement.

3.1

Exercise of Remedies.

(a)

So long as the Discharge of Senior Lien Obligations has not occurred (but subject to the Second Lien Claimholders’ rights under Section 4.1), whether or not any Insolvency Proceeding has been commenced by or against the Issuer or any other Grantor:

(i)

subject to the limited rights of the Second Lien Claimholders under Section 4.1 to make demand for and receive payment of interest in the specific circumstances provided in that Section, the Second Lien Claimholders will not accelerate, make any demand for or accept any payment under the Grantor Guaranties or exercise or seek to exercise any other rights or remedies in respect of the Second Lien Obligations (including set-off) under any Second Lien Credit Documents (including, without limitation, the exercise of any right under any Second Lien Collateral Document to which a Grantor is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure).

(ii)

no Second Lien Claimholder will (a) contest, protest or object to any enforcement or foreclosure proceeding or action brought by the Senior Lien Collateral Agent or any Senior Lien Claimholder or any other exercise by the Senior Lien Collateral Agent or any Senior Lien Claimholder, of any rights and remedies under the Senior Lien Note Documents or otherwise, or (b) object to the forbearance by the Senior Lien Collateral Agent or the Senior Lien Claimholders from bringing or pursuing any enforcement or foreclosure proceeding or action or any other exercise of any rights or remedies against the Issuer or the Guarantor, in each case so long as the respective interests of the Second Lien Claimholders attach to any remaining proceeds of foreclosure proceedings against the Collateral, after application to the Senior Lien Obligations and subject to the relative priorities described in Section 2 hereof; and

(iii)

the Senior Lien Collateral Agent and the Senior Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Claimholder; provided, that (A) in any Insolvency Proceeding commenced by or against the Issuer or any other Grantor, any Second Lien Claimholder may file a proof of claim or statement of interest with respect to the Second Lien Obligations, (B) any Second Lien Claimholder may take any action (not adverse, as reasonably determined by the Senior Lien Claimholders, to the prior Liens on the Collateral securing the Senior Lien Obligations, or the rights of the Senior Lien Collateral Agent or any Senior Lien Claimholders to exercise remedies in respect thereof and not inconsistent with the term of this Agreement) in order to preserve or protect its Lien on the Collateral, (C) the Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, and (E) the Second Lien Claimholders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral.

(b)

In exercising rights and remedies with respect to the Collateral, the Senior Lien Collateral Agent and the Senior Lien Claimholders may enforce the provisions of the Senior Lien Note Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise, in addition to the rights and remedies provided under the Senior Lien Note Documents, all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction, all such rights and remedies being cumulative and not exclusive.

(c)

So long as the Discharge of Senior Lien Obligations has not occurred (but subject to the Second Lien Claimholders’ rights under Section 4.1), whether or not any Insolvency Proceeding has been commenced by or against the Issuer or any other Grantor, the Second Lien Claimholders agree that they will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral.  Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred (but subject to the Second Lien Claimholders’ rights under Section 4.1), the sole right of the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lien Obligations has occurred and in accordance with the terms of the Second Lien Credit Documents and applicable law.

(d)

The Second Lien Claimholders, (i) agree that the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the Senior Lien Note Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) hereby waive any and all rights they may have as a junior lien creditor or otherwise to object to the manner in which the Senior Lien Collateral Agent or the Senior Lien Claimholders seek to enforce or collect the Senior Lien Obligations or the Liens granted in any of the Senior Lien Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Lien Collateral Agent or Senior Lien Claimholders is adverse to the interest of the Second Lien Claimholders.

(e)

Each Second Lien Claimholder hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Credit Document shall be deemed to restrict in any way the rights and remedies of the Senior Lien Collateral Agent or the Senior Lien Claimholders with respect to the Collateral as set forth in this Agreement and the Senior Lien Note Documents.

(f)

Notwithstanding anything to the contrary set forth in the Second Lien Credit Documents, no rights or remedies may be enforced, and no notices or demands may be given, with respect to any Senior Lien Primary Assets as a consequence of an Event of Default arising solely under (and as defined in) any cross default provision of the Second Lien Credit Documents by reason of the occurrence of an Event of Default under (and as defined in) Senior Lien Note Agreements, unless such Event of Default has continued without permanent or temporary waiver or cure for more than 180 days.  Upon a cure or permanent or temporary waiver of any Event of Default under the Senior Lien Note Agreements, any Event of Default under the Second Lien Credit Documents that arises solely as a result of a cross default provision under the Second Lien Credit Documents shall thereupon be automatically and concurrently be deemed cured or permanently or temporarily waived, as applicable, to the same extent as the cure or permanent or temporary waiver under the Senior Lien Note Documents.

3.2

Cooperation.  The Second Lien Claimholders agree that, unless and until the Discharge of Senior Lien Obligations has occurred, they will not commence, or join with any Person in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency Proceeding) with respect to any Lien held by them on Senior Lien Primary Assets under the Second Lien Collateral Documents or any other Second Lien Credit Document or otherwise.  Following the Discharge of the Senior Lien Obligations, Senior Lien Collateral Agent shall reasonably promptly execute documents and take other steps that Senior Lien Collateral Agent determines to be reasonably necessary, at the expense of the Second Lien Claimholders, to transfer to the Second Lien Claimholders all deposit account control agreements and other similar Senior Lien Collateral Documents in which Second Lien Claimholders have a residual interest for continuing perfection of heretofore shared Liens.

3.3

Limitation on Scope of Provision.  For avoidance of doubt, nothing set forth in this Section is intended to subordinate, affect, impair or otherwise restrict in any manner the rights of the Second Lien Claimholders to take any action available at law, by contract or in equity to enforce all of their rights and remedies under the Second Lien Credit Documents and applicable law against the Subordinated Guarantors.

Section 4.

Payment Subordination.

4.1

Subordination of Payment of Second Lien Obligations.  Each Senior Lien Claimholder acknowledges and agrees that Grantors may make transfers to the Second Lien Claimholders from the Senior Lien Primary Assets to the extent not prohibited by  the Senior Lien Note Agreements.  Except as set forth in the preceding sentence, each Second Lien Claimholder hereby agrees, in each case with respect to each Second Lien Obligation now or hereafter held by such Second Lien Claimholder, that until the Discharge of the Senior Lien Obligations, no payments may be made by or on behalf of Issuer or any Guarantor, and no such payments if made in contravention hereof shall be accepted by any Second Lien Claimholder from Senior Lien Primary Assets, in respect of the Second Lien Obligations, whether or not such Second Lien Obligations have become due and payable for any reason whatsoever, and any payments so received by or for the benefit of a Second Lien Claimholder shall be immediately turned over to the Senior Lien Collateral Agent pursuant to Section 4.3, below.  Each Second Lien Claimholder further agrees that any payments received by or for the benefit of a Second Lien Claimholder in respect of such Claimholder’s Second Lien Obligations (both before and after maturity thereof) in any manner and from the Senior Lien Primary Assets shall be conclusively presumed to constitute Collateral or proceeds of Collateral.

(b)

For avoidance of doubt, no payment may be paid from the Senior Lien Primary Assets by or on behalf of Issuer or any Guarantor, or received by or for the benefit of any Second Lien Claimholder, on account of any Second Lien Obligation after a Default or an Event of Default (as such terms are respectively defined in the Senior Lien Note Agreements) has occurred under the Senior Lien Note Agreements and while such Default or Event of Default is continuing.  Notwithstanding the occurrence of a default in any obligation to make payments to a Second Lien Claimholder when permitted pursuant to this Section 4.1, and notwithstanding anything to the contrary set forth in this Agreement, but subject in all other respects to the terms of this Agreement, including the turnover provisions set forth in Section 4.3, neither the Second Lien Collateral Agent nor any other Second Lien Claimholder may take any action, make written demand for payment or commence any lawsuit against Issuer or any Guarantor, nor take any judicial or non-judicial action to enforce any lien securing such Second Lien Obligation nor commence an Insolvency Proceeding with respect to payment from any Senior Lien Primary Assets.

4.2

Application of Proceeds and Payments.

(a)

So long as the Discharge of Senior Lien Obligations has not occurred, any Collateral or proceeds thereof received by the Senior Lien Collateral Agent in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies or in connection with any Insolvency Proceeding, shall be applied by the Senior Lien Collateral Agent to the Senior Lien Obligations in such order as specified in the relevant Senior Lien Note Documents.  Upon the Discharge of the Senior Lien Obligations, the Senior Lien Collateral Agent shall deliver to the Second Lien Claimholders any proceeds of Collateral held by the Senior Lien Collateral Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Claimholders to the Second Lien Obligations in such order as specified in the relevant Second Lien Collateral Documents.

(b)

In the event of any Insolvency Proceeding involving the Issuer or any Guarantor, all Senior Lien Obligations shall first be Paid in Full in cash before any payments or other distributions, whether in cash, securities or other property, shall be made to the Second Lien Claimholders from the Senior Lien Primary Assets on account of any Second Lien Obligations.  Any amounts that would otherwise be paid to the Second Lien Claimholders but for the provisions of this Section 4.1(b) shall instead be paid to the Senior Lien Claimholders until Discharge of Senior Lien Obligations has occurred, and any amounts received by the Second Lien Claimholders in contravention of the provisions of this Section 4.2(b) shall be subject to the turnover provisions of Section 4.3.

4.3

Authorization of Receipt of Funds by the Agent Under the Collateral Documents; Turnover of Collections on Collateral.  Subject to Section 4.1 of this Agreement, the Senior Lien Collateral Agent is authorized to receive for the benefit of the Senior Lien Claimholders any funds distributed to the Second Lien Claimholders under the Collateral Documents or in any Insolvency Proceeding with respect to the Senior Lien Primary Assets, and to make further distributions of such funds to the Senior Lien Claimholders according to the provisions of the Senior Lien Note Documents.  Until the Discharge of Senior Lien Obligations, any Collateral or proceeds thereof received by the Second Lien Claimholders or any one of them in connection with the exercise (including pursuant to Section 4.1 of this Agreement) of any right or remedy (including set-off) relating to the Collateral, both before and after commencement of any Insolvency Proceeding and including specifically any principal payments made for any reason whatsoever or any distribution on account of any proof of claim or interest of any Second Lien Claimholders in any Insolvency Proceeding, in each case, with respect to the Senior Lien Primary Assets and in contravention of this Agreement, shall be segregated and held in trust and forthwith paid over to the Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The Senior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for any such Second Lien Claimholder(s).  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms and shall be reinstated upon any reinstatement of this Agreement pursuant to Section 8.18.  For avoidance of doubt, interest paid in kind on the Subordinated Obligations, and interest paid in cash on the Second Lien Obligations as permitted by Section 4.1, shall not be subject to turn over pursuant to this Section.

4.4

Limitation on Scope of Provision.  For avoidance of doubt, nothing set forth in this Section is intended to subordinate, affect, impair or otherwise restrict in any manner the rights of the Second Lien Claimholders to receive any payment from the Subordinated Guarantors, or to take any action available at law, by contract or in equity to enforce all of their rights and remedies under the Second Lien Credit Documents and applicable law against the Subordinated Guarantors.

Section 5.

Other Agreements.

5.1

Collateral Releases by Second Lien Claimholders.

(a)

If, in connection with:

(i)

the exercise of any of the Senior Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral; or

(ii)

any sale, lease, exchange, transfer or other disposition (collectively, a “Disposition”) of any Collateral permitted under the terms of the Senior Lien Note Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing), and regardless of whether Second Lien Claimholders are at such time permitted to take independent action under Section 4.1 of this Agreement, the Senior Lien Collateral Agent, for itself or on behalf of any of the Senior Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the Senior Lien Obligations, in each case other than in connection with the Discharge of Senior Lien Obligations, then the Liens, if any, of the Second Lien Claimholders on such Collateral, including real property Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released and any such Second Lien Claimholders, promptly shall execute and deliver to the Senior Lien Collateral Agent or such Grantor such termination statements, reconveyances of mortgage, releases and other documents as the Senior Lien Collateral Agent or such Grantor may request to effectively confirm such release.

(b)

Until the Discharge of Senior Lien Obligations occurs, and regardless of whether Second Lien Claimholders are at such time permitted to take independent action under Section 4.1 of this Agreement, the Second Lien Claimholders hereby irrevocably constitute and appoint the Senior Lien Collateral Agent and any officer or agent of the Senior Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Claimholders or such holder or in the Senior Lien Collateral Agent’s own name, from time to time in the Senior Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments, including without limitation reconveyances of Mortgages, which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.  This power of attorney is coupled with an interest and is irrevocable.

(c)

Until the Discharge of the Senior Lien Obligations occurs, the Second Lien Credit Documents shall be deemed for all purposes to permit any Disposition of Senior Lien Primary Assets, including all or substantially all of the Senior Lien Primary Assets, so long as the Senior Lien Note Documents permit, or the Senior Lien Claimholders have consented to, such Disposition.

(d)

Until the Discharge of Senior Lien Obligations occurs, to the extent that the Senior Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new senior priority liens or additional guarantees from Grantors, then the Second Lien Claimholders shall be granted a second priority lien on any such Collateral and an additional guaranty, as the case may be.

5.2

Insurance.  Unless and until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Collateral Agent and the Senior Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lien Note Documents, to adjust settlement for any insurance policy solely covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) solely affecting the Collateral.  Unless and until the Discharge of Senior Lien Obligations has occurred, and subject to the rights of the Grantors under the Senior Lien Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders pursuant to the terms of the Senior Lien Note Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and hedging agreements, in each case in an amount reasonably satisfactory to the Senior Lien Collateral Agent) and thereafter, to the extent no Senior Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Collateral Documents, to the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of Senior Lien Obligations has occurred, if the Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the Senior Lien Collateral Agent in accordance with the terms of Section 4.3 of this Agreement.

5.3

Amendments to Senior Lien Note Documents and Second Lien Credit Documents; Refinancing of the Senior Lien Obligations and Second Lien Credit Obligations.

(a)

The Senior Lien Note Documents may be amended, supplemented or otherwise modified in any manner whatsoever so long as the same is completed in accordance with their terms, and the Senior Lien Note Agreements and Senior Lien Obligations may be Refinanced, in each case, without the consent of the Second Lien Claimholders.  The holders of any such Refinancing debt shall bind themselves in writing to the terms of this Agreement and the collateral agent under such Refinancing debt shall execute a joinder agreement in each case pursuant Section 5.6 of this Agreement.

(b)

The Second Lien Credit Documents may be amended, supplemented or otherwise modified in any manner whatsoever so long as the same is completed in accordance with their terms and the terms of this Agreement, and the Second Lien Note Agreements and the Second Lien Obligations may be Refinanced, in each case, without the consent of the Senior Lien Claimholders.  The holders of any such Refinancing debt shall bind themselves in writing to the terms of this Agreement and the collateral agent under such Refinancing debt shall execute a joinder agreement in each case pursuant Section 5.6 of this Agreement.

(c)

No waiver, consent or amendment by the Second Lien Claimholders of any covenant or condition under the Second Lien Credit Documents relating to the Senior Lien Primary Assets, nor any waiver by the Second Lien Claimholders of a breach under the Second Lien Credit Documents relating to the Senior Lien Primary Assets, shall act as a waiver of, or otherwise cure, any cross default arising under the Senior Lien Note Documents, and any such cross default under the Senior Lien Note Documents shall constitute a continuing Event of Default under the Senior Lien Note Documents until waived by the Senior Lien Claimholders pursuant to the Senior Lien Note Agreements.

5.4

Intentionally Omitted.

5.5

Bailee for Perfection.  The Senior Lien Claimholders and the Second Lien Claimholders, each hereby appoint U.S. Bank National Association as its control agent (in such capacity, together with any successor in such capacity appointed by the Senior Lien Claimholders, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the Senior Lien Claimholders and the Second Lien Claimholders with respect to the Control Collateral for purposes of perfecting the Liens of such parties on the Control Collateral.  The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the Senior Lien Claimholders and the Second Lien Claimholders and any permitted assignee of any thereof, as their respective interests appear, solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Agreement.  The Senior Lien Claimholders and the Second Lien Claimholders hereby acknowledge that the Control Agent will obtain "control" under the UCC over each Controlled Account as contemplated by the Senior Lien Collateral Documents for the benefit of both the Senior Lien Claimholders and the Second Lien Claimholders, as their respective interests appear, pursuant to the control agreements relating to each respective Controlled Account.  The Control Agent, each of the Senior Lien Claimholders and each of the Second Lien Claimholders, hereby agrees that the Senior Lien Collateral Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control

Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the Discharge of Senior Lien Obligations shall have occurred and no Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the Senior Lien Collateral Agent in any respect.  The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the Senior Lien Collateral Agent in accordance with the Senior Lien Note Agreements.  The Senior Lien Claimholders and the Second Lien Claimholders hereby severally and not jointly agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the same are required to do so for the Senior Lien Collateral Agent in accordance with Section 8.9 of this Agreement.  Except as set forth below, the Control Agent shall have no obligation whatsoever to any Second Lien Claimholder including, without limitation, any obligation to assure that the Control Collateral is genuine or owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section.  In acting on behalf of the Second Lien Claimholders and the Senior Lien Claimholders, the duties or responsibilities of the Control Agent under this Section shall be limited solely (i) to physically holding any Control Collateral delivered to the Control Agent by any Grantor as agent for the Senior Lien Collateral Agent (on behalf of itself and the Senior Lien Claimholders) and the Second Lien Claimholders for purposes of perfecting the Lien held by the Senior Lien Collateral Agent and the Second Lien Claimholders and (ii) delivering such Collateral as set forth in this Section.  The rights of the Second Lien Claimholders in the Control Collateral shall at all times be subject to the terms of this Agreement and to the Senior Lien Collateral Agent’s rights under the Senior Lien Note Documents.  Neither the Control Agent nor the Senior Lien Collateral Agent shall have by reason of the Second Lien Credit Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Lien Claimholder.  Upon the Discharge of Senior Lien Obligations (other than in connection with a Refinancing of the Senior Lien Obligations), the Control Agent shall deliver to the Second Lien Claimholders or their designee the Control Collateral together with any necessary endorsements (or otherwise allow the Second Lien Claimholders to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Second Lien Claimholders or their designee shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.

5.6

Refinancing of Obligations; Joinder of New Agent.

(a)

If at any time after the Discharge of Senior Lien Obligations has occurred or concurrently with the occurrence thereof, the Issuer concurrently or promptly thereafter enters into any Refinancing of any Senior Lien Note Document evidencing a Senior Lien Obligation which Refinancing is permitted by Section 5.3(a), then such Discharge of Senior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lien Obligations), and the obligations under such Refinancing Senior Lien Note Document shall automatically be treated as Senior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Senior Lien Collateral Agent under such Senior Lien Note Documents shall be the Senior Lien Collateral Agent for all purposes of this

Agreement.  Upon receipt of a notice stating that the Issuer has entered into a new Senior Lien Note Document (which notice shall include the identity of the new collateral agent, such agent, the “New Senior Lien Collateral Agent”), the Second Lien Claimholders shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Issuer or such New Senior Lien Collateral Agent shall reasonably request in order to provide to the New Senior Lien Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Senior Lien Collateral Agent any Pledged Collateral then held by it together with any necessary endorsements (or otherwise allow the New Senior Lien Collateral Agent to obtain control of such Pledged Collateral).  The New Senior Lien Collateral Agent shall agree to be bound by the terms of this Agreement.  If the new Senior Lien Obligations under the new Senior Lien Note Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents.

(b)

If at any time after the Second Lien Obligations have been Paid in Full or concurrently with the occurrence thereof, Interactive concurrently or promptly thereafter enters into any Refinancing of any Second Lien Credit Document evidencing a Second Lien Obligation which Refinancing is permitted by Section 5.3(a), then such Payment in Full of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Payment in Full of Second Lien Obligations), and the obligations under such Refinancing Second Lien Credit Document shall automatically be treated as Second Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Second Lien Collateral Agent under such Second Lien Credit Documents shall be the Second Lien Collateral Agent for all purposes of this Agreement.  Upon receipt of a notice stating that Interactive has entered into a new Second Lien Credit Document (which notice shall include the identity of the new collateral agent, such agent, the “New Second Lien Collateral Agent”), the Senior Lien Claimholders shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Interactive or such New Second Lien Collateral Agent shall reasonably request in order to provide to the New Second Lien Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  The New Second Lien Collateral Agent shall agree to be bound by the terms of this Agreement.  If the new Second Lien Obligations under the new Second Lien Credit Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Senior Lien Obligations, then the Senior Lien Obligations shall be secured at such time by a first priority Lien on such assets to the same extent provided in the Senior Lien Collateral Documents.

Section 6.

Insolvency Proceedings.

6.1

Bankruptcy.  This Agreement shall be applicable both before and after the filing of any petition by or against any Grantor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to any trustee, assignee for the benefit of creditors or receiver for, or other successor to, such Grantor and such Grantor as a debtor-in-possession.  This Agreement shall constitute a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

6.2

Post Petition Financing; Cash Collateral.

(a)

If any Grantor shall become subject to a case under the Bankruptcy Code and such Grantor as debtor-in-possession (or a trustee appointed on behalf of such Grantor) shall move for either (x) approval of financing (“DIP Financing”) to be provided by any one or more of the Senior Lien Claimholders under Section 364 of the Bankruptcy Code with the consent of Senior Lien Collateral Agent or as otherwise to be provided by another Person with the consent of Senior Lien Collateral Agent or (y) the use of cash collateral with the consent of the Senior Lien Collateral Agent under Section 363 of the Bankruptcy Code, in either case, involving only Senior Lien Primary Assets, the Second Lien Claimholders agree as follows:  (i) such DIP Financing (including any Senior Lien Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the Senior Lien Primary Assets which may be superior in priority to the Liens on such Senior Lien Primary Assets held by the Senior Lien Claimholders and the Second Lien Claimholders, and (ii) the Second Lien Claimholders shall not contest or oppose in any manner such DIP Financing or cash collateral use and shall be deemed to have waived any objections to such financing or cash collateral use, including by any objection alleging Grantors' failure to provide “adequate protection” for the Liens of the Second Lien Claimholders or otherwise, as long as (A) the Second Lien Claimholders retain a Lien on the Senior Lien Primary Assets (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (but also junior in priority to the Liens securing such DIP Financing), (B) the Second Lien Claimholders receive a replacement Lien on post-petition assets, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (but also junior in priority to the Liens securing such DIP Financing, provided that the inability of the Second Lien Claimholders to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this clause), and (C) such DIP Financing or use of cash collateral is subject to the applicable terms of this Agreement.  Second Lien Claimholders shall not, directly or through an affiliate, seek to provide DIP Financing secured by Liens on Senior Lien Primary Assets equal or senior to the Liens of the Senior Lien Claimholders, without the prior written consent of Senior Lien Collateral Agent.

(b)

Notwithstanding the foregoing provisions in this Section 6.2, in any Insolvency Proceeding, (i) if the Senior Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral, the Second Lien Claimholders may seek adequate protection in the form of a Lien on such additional or replacement collateral, which Lien, if granted, will be subordinate to the Liens securing the Senior Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated under this Agreement (provided that any failure of the Second Lien Claimholders to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Claimholders pursuant to Section 6.2(a)), and (ii) in the event any Second Lien Claimholder seeks or requests such adequate protection in respect of Second Lien Obligations, then (A) such adequate protection shall be limited to a Lien on additional or replacement collateral, and (B) Senior Lien Claimholders may seek and obtain, and each Second Lien Claimholder hereby consents to the granting of, a Lien on such additional collateral as security for the Senior Lien Obligations and such Lien shall be senior in priority to the Lien of the Second Lien Claimholders on the same basis as the other Liens securing the Senior Lien Obligations are senior to Liens securing the Second  Lien Obligations under this Agreement.  If and to the extent such additional or replacement Liens are insufficient to provide adequate protection of the interests of the Second Lien Claimholders, then the Second Lien Claimholders shall be entitled to assert a claim under Section 507(b) of the Bankruptcy Code in the amount of any such insufficiency; provided, however, that any such claim under Section 507(b) shall be subordinate in right of payment to any  507(b) claim of the Senior Lien Claimholders.

(c)

The Second Lien Claimholders may seek post-petition interest and/or adequate protection payments in any Insolvency Proceeding, and Senior Lien Claimholders may oppose such motions.  If the Second Lien Claimholders receive post-petition interest and/or adequate protection payments in an Insolvency Proceeding (“Second Lien Bankruptcy Payments”), and Discharge of the Senior Lien Obligations does not occur upon first to occur of the effective date of the plan of reorganization for, the dismissal of, or the entry of an order approving the final report and accounting for, that Insolvency Proceeding, then, the Second Lien Claimholders shall pay over to the Senior Lien Claimholders pursuant to Section 4.3 an amount equal to the lesser of (i) the Second Lien Bankruptcy Payments and (ii) the amount by which the Senior Lien Obligations have not been discharged.

6.3

Sale of Collateral; Waivers.  The Second Lien Claimholders agree that they will consent and not otherwise object to a sale or other disposition that is solely of Senior Lien Primary Assets (or any portion thereof) free and clear of Liens, claims and other interests under the Bankruptcy Code, including Sections 363 and 365, if Senior Lien Collateral Agent has consented to such sale or other disposition.  The Second Lien Claimholders waive any claim they may now or hereafter have arising out of the Senior Lien Claimholders' election of the application of Section 1111(b)(2) of the Bankruptcy Code with respect solely to Senior Lien Primary Assets.  The Second Lien Claimholders agree not to  initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding opposing a motion by Senior Lien Collateral Agent to lift the automatic stay solely with respect to any Senior Lien Primary Assets.

6.4

Notice of Claims.  The parties acknowledge and agree that (i) the claims and interests of the Holders of Notes issued under the Senior Interactive Note Agreement and related Second Lien Note Documents are substantially different from the claims and interests of the Holders of Notes issued under the Second Interactive Note Agreement and related Second Lien Note Documents and (ii) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Bankruptcy Code.  The parties further acknowledge and agree that (i) the claims and interests of the 2005 Holders under the 2005 Note Agreement and related Senior Lien Note Documents are substantially different from the claims and interests of the 2006 Holders under the 2006 Note Agreement and related Senior Lien Note Documents and (ii) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Bankruptcy Code.  The parties further acknowledge and agree that (i) the claims and interests of the Senior Lien Claimholders under the Senior Lien Note Documents are substantially different from the claims and interests of Second Lien Claimholders under the Second Lien Credit Documents and (ii) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Bankruptcy Code.  .

6.5

Rights as Unsecured Creditors.  Except as otherwise provided herein, in any Insolvency Proceeding, Second Lien Claimholders may exercise any applicable rights and remedies as unsecured creditors against any Grantor in accordance with the Second Lien Credit Documents and applicable law.

6.6

Separate Grants of Security and Separate Classification.

(a)

Each Second Lien Claimholder acknowledges and agrees that (i) the grants of Liens to the pursuant to the Senior Lien Collateral Documents and the Second Lien Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the Senior Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Issuer and the Issuer Subsidiaries in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders)), the Senior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the Senior Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

(b)

Each Second Lien Claimholder acknowledges and agrees that (i) the grants of Liens to each of the Senior Interactive Agent and the Second Interactive Agent pursuant to the Security Documents defined in the Senior Interactive Note Agreement or the Second Interactive Note Agreement, respectively, constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Senior Lien Primary Assets, the Second Lien Obligations are fundamentally different from the Obligations defined in the Senior Interactive Note Agreement or the Second Interactive Note Agreement, respectively, and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Interactive Holders and the Second Interactive Holders in respect of the Senior Lien Primary Assets constitute only one secured claim (rather than separate classes of secured claims), then the Second Lien Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of secured claims against the Issuer and the Issuer Subsidiaries in respect of the Senior Lien Primary Assets (with the effect being that, to the extent that the aggregate value of the Senior Lien Primary Assets is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders)), each Senior Lien Claimholder shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the Senior Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

6.7

Avoidance Issues.  If any Secured Note Claimholder is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any Recovery, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the claims of the Secured Note Claimholders shall be reinstated pursuant to Section 8.18.

6.8

Reorganization Securities.  If, in any Insolvency Proceeding, debt obligations of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Second Lien Obligations, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to such debt obligations.  This Agreement shall not apply to any equity securities of the reorganized debtor that are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Second Lien Obligations

6.9

Post-Petition Interest.

No Second Lien Claimholder shall oppose or seek to challenge any claim by the Senior Lien Collateral Agent or any Senior Lien Claimholder for allowance in any Insolvency Proceeding of Senior Lien Obligations consisting of post-petition interest, fees or expenses and other amounts that are allowable under Section 506(b) of the Bankruptcy Code, to the extent of the value of the Senior Lien Claimholder’s Lien, without regard to the existence of the Liens of the Second Lien Claimholders on the Collateral.

Section 7.

Reliance; Waivers; Etc.

7.1

Reliance.  Other than any reliance on the terms of this Agreement, the Senior Lien Collateral Agent, for itself and on behalf of the Senior Lien Claimholders under its Senior Lien Note Documents, acknowledges that it and such Senior Lien Claimholders have, independently and without reliance on the Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Senior Lien Note Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Lien Note Agreements or this Agreement.  The Second Lien Claimholders acknowledge that they have, independently and without reliance on the Senior Lien Collateral Agent or any Senior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Documents or this Agreement.

7.2

No Warranties or Liability.  The Senior Lien Collateral Agent, for itself and on behalf of the Senior Lien Claimholders under its Senior Lien Note Documents, acknowledges and agrees that each of the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Subject to the provisions of this Agreement, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second Lien Claimholders acknowledge and agree that the Senior Lien Collateral Agent and the Senior Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Senior Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second Lien Claimholders shall have no duty to the Senior Lien Collateral Agent or any of the Senior Lien Claimholders, and the Senior Lien Collateral Agent and the Senior Lien Claimholders shall have no duty to the Second Lien Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Issuer or any Issuer Subsidiary (including the Senior Lien Note Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3

No Waiver of Lien Priorities.

(a)

No right of the Senior Lien Claimholders, the Senior Lien Collateral Agent or any of them to enforce any provision of this Agreement or any Senior Lien Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or any other Grantor or by any act or failure to act by any Senior Lien Claimholder or the Senior Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lien Note Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which the Senior Lien Collateral Agent or the Senior Lien Claimholders, or any of them, may have or be otherwise charged with;

(b)

Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Issuer and the other Grantors under the Senior Lien Note Documents and subject to the provisions of Section 5.3(a)), the Senior Lien Claimholders, the Senior Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the Senior Lien Note Documents and/or applicable law, without the consent of, or notice to, the Second Lien Claimholders, without incurring any liabilities to the Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Claimholders are affected, impaired or extinguished thereby) do any one or more of the following:

(i)

change the manner, place or terms of payment or change or extend (but beyond the scheduled final maturity thereof) the time of payment of, or amend, renew, exchange, increase, supplement or alter, the terms of any of the Senior Lien Obligations or any Lien on any Senior Lien Collateral or guaranty thereof or any liability of the Issuer or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lien Obligations or issuance by Issuer of any secured Indebtedness permitted under the Senior Lien Note Agreements, without any restriction as to the amount, tenor or terms of any such increase or extension or issuance, all of which shall constitute Senior Lien Obligations) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Lien Collateral Agent or any of the Senior Lien Claimholders, the Senior Lien Obligations or any of the Senior Lien Note Documents;

(ii)

sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lien Collateral or any liability of the Issuer or any other Grantor to the Senior Lien Claimholders or the Senior Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)

settle or compromise any Senior Lien Obligation or any other liability of the Issuer or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lien Obligations) in any manner or order; and

(iv)

exercise or delay in or refrain from exercising any right or remedy against the Issuer or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Issuer, any other Grantor or any Senior Lien Collateral and any security and any guarantor or any liability of the Issuer or any other Grantor to the Senior Lien Claimholders or any liability incurred directly or indirectly in respect thereof, in any order, at any time, or from time to time;

(c)

The Second Lien Claimholders also agree that the Senior Lien Claimholders and the Senior Lien Collateral Agent shall have no liability to the Second Lien Claimholders, and the Second Lien Claimholders hereby waive any claim against any Senior Lien Claimholder or the Senior Lien Collateral Agent, arising out of any and all actions which the Senior Lien Claimholders or the Senior Lien Collateral Agent may take or permit or omit to take with respect to:  (i) the Senior Lien Note Documents, (ii) the collection of the Senior Lien Obligations, (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Senior Lien Collateral, or (iv) the exercise of any other rights or remedies of the Senior Lien Claimholders whatsoever.  The Second Lien Claimholders agree that the Senior Lien Claimholders and the Senior Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the Senior Lien Collateral, the Senior Lien Obligations or otherwise; and

(d)

The Second Lien Claimholders agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation, one-action, antideficiency or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.  In addition, to the extent applicable, the Second Lien Claimholders also waive (i) all rights and defenses that are  or may become available to the Second Lien Claimholders by reason of Sections 2787, inclusive, and Section 3433 of the California Civil Code or similar applicable law , (ii) all rights and benefits under Section 2809 of the California Civil Code and any similar applicable law , (iii) the benefit of any statute of limitations affecting the Senior Lien Obligations or the provisions hereof and (iv) all rights and benefits under Section 359.5 of the California Code of Civil Procedure and any similar applicable laws .

7.4

Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Lien Collateral Agent and the Senior Lien Claimholders and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)

any lack of validity or enforceability of any Senior Lien Note Documents or any Second Lien Credit Documents;

(b)

except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Lien Note Document or any Second Lien Credit Document;

(c)

any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)

the commencement of any Insolvency Proceeding in respect of the Issuer or any other Grantor; or

(e)

any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Issuer or any other Grantor in respect of the Senior Lien Obligations, or of the Second Lien Claimholder in respect of this Agreement.

Section 8.

Miscellaneous.

8.1

Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lien Note Documents or the Second Lien Credit Documents, the provisions of this Agreement shall govern and control.

8.2

Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and intercreditor agreement and the Senior Lien Claimholders may continue, at any time and without notice to the Second Lien Claimholder subject to the Second Lien Credit Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Issuer or any Grantor constituting Senior Lien Obligations in reliance hereof.  The Second Lien Claimholders hereby waive any right they may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Issuer or any other Grantor shall include the Issuer or such Grantor as debtor and debtor-in-possession and any receiver, assignee for the benefit of creditors, trustee or other successor for the Issuer or any other Grantor (as the case may be) in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect upon the Discharge of Senior Lien Obligations.

8.3

Amendments; Waivers.  No amendment, modification or waiver of any provision of this Agreement that applies to any of the Second Lien Claimholders shall be effective against such Persons unless such amendment, modification or waiver shall be in a writing signed by both the Collateral Agent and each such other party hereto that is so effected by the provision being so amended, modified or waived.  Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, the Issuer shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

8.4

Information Concerning Financial Condition of the Issuer and its Subsidiaries.  The Senior Lien Collateral Agent and the Senior Lien Claimholders, on the one hand, and the Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuer and its Subsidiaries and all endorsers and/or guarantors of the Senior Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Second Lien Obligations.  The Senior Lien Collateral Agent and the Senior Lien Claimholders shall have no duty to advise the Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the Senior Lien Collateral Agent or any of the Senior Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Claimholders, it or they shall be under no obligation (w) to make, and the Senior Lien Collateral Agent and the Senior Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5

Subrogation.  The Second Lien Claimholders hereby defer enforcement of any rights of subrogation that they may acquire as a result of any payment hereunder until the Discharge of Senior Lien Obligations has occurred.  Upon Discharge of the Senior Lien Obligations, the Second Lien Claimholders shall be entitled to enforce rights of subrogation in respect of the rights of the Senior Lien Claimholders under the Senior Lien Note Documents to receive payments and distributions of cash, property and securities applicable to the Senior Lien Obligations to the extent that distributions otherwise payable to the Second Lien Claimholders have been applied to the Discharge of the Senior Lien Obligations, until all amounts payable under the Second Lien Obligations are paid in full.  For purposes of such subrogation, no payments or distributions to the Senior Lien Claimholders of any cash, property or securities to which the Second Lien Claimholders would be entitled pursuant to the except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Senior Lien Claimholders by the Second Lien Claimholders, shall, as among the Issuer and its creditors (other than the Senior Lien Claimholders), be treated as a payment or distribution by the Issuer to or on account of the Senior Lien Obligations.  If the Issuer fails to make any payment on the Second Lien Obligations by reason of any provision contained in this Agreement, such failure shall, notwithstanding such provision, constitute a default with respect to the Second Lien Obligations if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Second Lien Obligations.

8.6

Application of Payments.  All payments received by the Senior Lien Collateral Agent or the Senior Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lien Obligations provided for in the Senior Lien Note Documents.  The Second Lien Claimholders assent to any extension or postponement of the time of payment of the Senior Lien Obligations or any part thereof and to any other indulgence or forbearance with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SENIOR LIEN NOTE DOCUMENT, ANY OTHER SECOND LIEN CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8

Notices.  All notices permitted or required under this Agreement shall also be sent to the Senior Lien Collateral Agent and/or the Second Lien Collateral Agent, as applicable.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9

Further Assurances; Applicability of Indemnification and Waivers in favor of the Collateral Agent.  The Senior Lien Collateral Agent, the Senior Lien Claimholders, the Second Lien Claimholders, the Issuer and the Issuer Subsidiaries each hereby agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as a party hereto may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.  Each party hereto acknowledges and agrees that the Senior Lien Collateral Agents shall be fully protected by and shall at all times be entitled to enjoy the full benefit of the rights, remedies, indemnities, covenants, obligations and undertakings and other protections in favor of the Agent that are set forth in such party’s agreements with the Agent in the form in effect on the Closing Date as if set forth herein at length, provided that all limitations on the protection of the Agents set forth in such agreements shall also be equally applicable to the Senior Lien Collateral Agents.

8.10

Governing Law; Jurisdiction; Consent to Service of Process.

(a)

This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)

Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement, any other Senior Lien Note Document or any other Second Lien Credit Document shall affect any right that any Senior Lien Claimholder or Second Lien Claimholder may otherwise have to bring any action or proceeding relating to this Agreement, any other Senior Lien Note Document or any other Second Lien Credit Document against the Issuer, the Issuer Subsidiaries or any of their respective properties in the courts of any jurisdiction.

(c)

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Senior Lien Note Document or any Second Lien Credit Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.8.  Nothing in this Agreement, any other Senior Lien Note Document or any Second Lien Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.11

Binding on Successors and Assigns.  This Agreement shall be binding upon the Senior Lien Collateral Agent, the Senior Lien Claimholders, the Second Lien Claimholders and their respective successors and assigns.

8.12

Specific Performance.  Each party hereto may demand specific performance of this Agreement.  Each party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any party hereto, as the case may be.

8.13

Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14

Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.  This Agreement will become effective when executed by all parties shown on the signature pages hereto.

8.15

Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16

No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the parties hereto.  No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17

Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand.  None of the Issuer, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Issuer nor any Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Issuer or any other Grantor, which are absolute and unconditional, to pay the Senior Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.18

Reinstatement of Rights and Obligations upon Recovery of Payment from Senior Lien Claimholders.  If the Senior Lien Claimholders or the Senior Lien Collateral Agent are required in any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, in respect of the Issuer or the Guarantor, or otherwise to disgorge, turn over or otherwise pay to the estate of any of the Issuer or the Guarantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the claims of the Senior Lien Claimholders and the Senior Lien Collateral Agent shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such amount had not been received and the Senior Lien Obligations shall be deemed not to have been Paid in Full.  If this Agreement or any Senior Lien Note Document shall have been terminated prior to such Recovery, this Agreement and each such Senior Lien Note Document shall be reinstated in full force and effect and the liens thereunder deemed reinstated with no loss of relative priority, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto or thereto.  The provisions of this Section 8.18 and agreements of the parties hereto set forth herein, together with other provisions so designated, shall survive the termination of this Agreement.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

2005 AGENT; 2006 AGENT;

SENIOR INTERACTIVE AGENT; SECOND INTERACTIVE AGENT and

CONTROL AGENT:

U.S. BANK NATIONAL ASSOCIATION

solely in its respective capacities as 2005 Agent,

2006 Agent, Senior Interactive Agent, Second

Interactive Agent and Control Agent,

By:

/s/ Kathy L. Mitchell

Name: Kathy L. Mitchell

Title: Vice President

[Signature Page to PMGI Notes Guaranty Intercreditor Agreement]

ISSUER:

INTERACTIVE NETWORK, INC.,

a Nevada corporation

By:

/s/ Paul Asher

Name: Paul Asher

Title: Secretary

[Signature Page to PMGI Notes Guaranty Intercreditor Agreement]

ISSUER SUBSIDIARIES:

VARIOUS, INC.

By: /s/ Daniel C. Staton

Name: Daniel C. Staton

Title: CFO

GLOBAL ALPHABET, INC.

SHARKFISH, INC.

TRAFFIC CAT, INC.

BIG ISLAND TECHNOLOGY GROUP, INC.

FASTCUPID, INC.

MEDLEY.COM INCORPORATED

PPM TECHNOLOGY GROUP, INC.

FRIENDFINDER NETWORK, INC.

By: /s/ Daniel C. Staton

Name: Daniel C. Staton

Title: CFO

FRIENDFINDER PROCESSING LTD.

By: /s/ Daniel C. Staton

Name: Daniel C. Staton

Title: CFO

STREAMRAY, INC.

By: /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:  CFO

CONFIRM ID, INC.

FRNK TECHNOLOGY GROUP

TRANSBLOOM, INC.

STREAMRAY INC.

By: /s/ David Bloom

Name: David Bloom

Title:   Secretary

[Signature Page to PMGI Notes Guaranty Intercreditor Agreement]

SENIOR LIEN CLAIMHOLDERS:

SATELLITE SENIOR INCOME FUND, LLC

By:

Satellite Asset Management, L.P.,

Its Investment Manager

By:  /s/ Simon Raykher

Name: Simon Raykher

Title: General Counsel

[signatures continue on following page]

S-4-A

[Signature Page to PMGI Notes Guaranty Intercreditor Agreement]

EPIC DISTRESSED DEBT OPPORTUNITY MASTER FUND, LTD

By:  /s/ Herbert Seif

Name: Herbert Seif

Title: Director

By:  /s/ James Duplessie

Name: James Duplessie

Title: Managing Member, Epic Asset

Management

[signatures continue on following page]

S-4-B

[Signature Page to PMGI Notes Guaranty Intercreditor Agreement]

DEL MAR MASTER FUND LTD.

By:  Del Mar Asset Management, L.P.

By:  /s/ Marc V. Simons

Name: Marc V. Simons

Title: Director

[signatures continue on following page]

S-4-C

[Signature Page to PMGI Notes Guaranty Intercreditor Agreement]

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Andrew B. Conru, Trustee

[signatures continue on following page]

S-4-D

[Signature Page to PMGI Notes Guaranty Intercreditor Agreement]

MAPSTEAD TRUST,

CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Lars Mapstead, Trustee

By: /s/ Marin A. Mapstead

Marin A. Mapstead, Trustee

[signatures continue on following page]

S-4-E

[Signature Page to PMGI Notes Guaranty Intercreditor Agreement]

ROCK/VIEW TRADING, LTD.

By:  /s/ Kevin Schweitzer

Name: Kevin Schweitzer

Title:   Chief Investment Officer, RockView

Management, LLC

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MARC H. BELL

/s/ Marc H. Bell

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S-4-G

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STATON FAMILY INVESTMENTS, LTD.

By:  /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:

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S-4-H

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CAMOFI MASTER LDC

By:  /s/ Richard Smithline

Name: Richard Smithline

Title: Director

CAMHZN MASTER LDC

By:  /s/ Richard Smithline

Name: Richard Smithline

Title: Director

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VISIUM LONG BIAS OFFSHORE FUND, LTD.

By: Visium Asset Management, LLC, its Investment Advisor

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer of Visium Asset Management, LLC

VISIUM LONG BIAS FUND, LP

By: Visium Asset Management, LLC, its Investment Advisor

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title: Member and Chief Compliance Officer of Visium Asset Management, LLC

VISIUM BALANCED OFFSHORE FUND, LTD.

By: Visium Asset Management, LLC, its Investment Advisor

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:  Member and Chief Compliance Officer of Visium Asset Management, LLC

VISIUM BALANCED FUND, LP

By: Visium Asset Management, LLC, its Investment Advisor

By:  /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:  Member and Chief Compliance Officer of Visium Asset Management, LLC

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IMPERIAL CAPITAL, LLC

By:  /s/ Mark Martis

Name: Mark Martis

Title:  Chief Operating Officer

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SECOND LIEN CLAIMHOLDERS:

TRUST 1:

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Andrew B. Conru, Trustee

TRUST 2:

MAPSTEAD TRUST,

CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Lars Mapstead, Trustee

By: /s/ Marin A. Mapstead

Marin A. Mapstead, Trustee

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2005 HOLDERS

DB DISTRESSED OPPORTUNITIES MASTER PORTFOLIO, LTD

THE OPPORTUNITY FUND, LLC

MW POST PORTFOLIO FUND, LTD.

POST DISTRESSED MASTER FUND, L.P.

POST TOTAL RETURN MASTER FUND, L.P.

POST STRATEGIC MASTER FUND, L.P.

SPHINX DISTRESSED SEGREGATED PORTFOLIO

STATE OF SOUTH DAKOTA RETIREMENT SYSTEM

By:

Post Advisory Group, LLC,

as Authorized Agent

By:

/s/ Gary Hobart

Name:

Title:

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SATELLITE SENIOR INCOME FUND, LLC

By:

Satellite Asset Management, L.P.

By:

/s/ Simon Raykher

Name:

Simon Raykher

Title: General Counsel

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CANYON VALUE REALIZATION FUND, L.P.

FINVEST CAPITAL LTD.

CANYON BALANCED EQUITY MASTER FUND, LTD.

MACVEST 1, LTD.

INSTITUTIONAL BENCHMARKS SERIES (MASTER FEEDER) LIMITED IN RESPECT OF CENTAUR SERIES

By:

Canyon Capital Advisors LLC,

as Investment Advisor

By:

/s/ John H. Simpson

Name:

Title:

CANPARTNERS INVESTMENTS IV, LLC.

By:

/s/ John H. Simpson

Name:

Title:

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2006 HOLDERS

THE OPPORTUNITY FUND, LLC

POST DISTRESSED MASTER FUND, L.P.

POST STRATEGIC MASTER FUND, L.P.

POST TOTAL RETURN MASTER FUND, L.P.

By:

Post Advisory Group, LLC,

as Authorized Agent

By:

/s/ Gary Hobart

Name:

Title:

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SATELLITE SENIOR INCOME FUND, LLC

By:

Satellite Asset Management, L.P.

By:

/s/ Simon Raykher

Name:

Simon Raykher

Title: General Counsel

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